EXHIBIT 99.1

Edgewater Reports 9 Percent Year-Over-Year Service Revenue Growth

Q3 Cash Flow From Operations of $2.4 Million

WAKEFIELD, Mass., Oct. 29, 2008 (GLOBE NEWSWIRE) -- A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com, "Edgewater" or the "Company"), today announced financial results for its third quarter ended September 30, 2008.

Third Quarter Results

Financial results and utilization for the quarter ended September 30, 2008:

 * Total revenue increased 12.2% to $18.3 million compared to $16.4 million during the third quarter of 2007;
 * Service revenue, which excludes software sales and reimbursed expenses, increased 8.9% to $17.0 million compared to $15.7 million during the third quarter of 2007;
 * Gross profit amounted to $7.5 million, or 40.7% of total revenues, compared to $6.9 million, or 42.4% of total revenues, during the third quarter of 2007;
 * Gross profit margin related to service revenue was 43.6% compared to 44.3% during the third quarter of 2007;
 * Utilization was 71.9% compared to 80.8% during the third quarter of
   2007;
 * Net income was $0.8 million, or $0.06 per diluted share, compared to net income of $1.1 million, or $0.08 per diluted share, during the third quarter of 2007;
 * Cash net income increased to $1.7 million, or $0.13 per diluted share compared to $1.6 million, or $0.12 per diluted share, during the third quarter of 2007;
 * EBITDA was $1.5 million, or $0.12 per diluted share compared to
   $1.7 million, or $0.13 per diluted share, during the third quarter of 2007; and
 * Cash flow provided by operating activities amounted to $2.4 million compared to cash flow provided by operating activities of $2.1 million during the third quarter of 2007.

First Nine Months of 2008

Financial results and utilization for the nine months ended September 30, 2008:

 * Total revenue increased 12.1% to $57.4 million compared to $51.2 million during the first nine months of 2007;
 * Service revenue, which excludes software sales and reimbursed expenses, increased 12.5% to $53.1 million compared to $47.2 million during the first nine months of 2007;
 * Gross profit amounted to $22.5 million, or 39.2% of total revenues, compared to $21.3 million, or 41.5% of total revenues during the first nine months of 2007;
 * Gross profit margin related to service revenue was 42.0% compared to 44.4% during the first nine months of 2007;
 * Utilization decreased to 75.2% compared to 81.9% during the first nine months of 2007;
 * Net (loss) income was $(19.1) million, or $(1.46) per diluted share, which was primarily the result of our second quarter impairment charge of $24.7 million related to our goodwill and other
   intangible assets, compared to $3.0 million, or $0.23 per diluted share, during the first nine months of 2007;
 * Cash net (loss) income was $(16.3) million, or $(1.25) per diluted share, compared to $4.2 million, or $0.32 per diluted share, during the first nine months of 2007;
 * EBITDA was $(20.7) million, or $(1.58) per diluted share, compared to $5.3 million, or $0.40 per diluted share, during the first nine months of 2007; and
 * Cash flow provided by operating activities was $2.3 million, compared to cash flow provided by operating activities of $3.7 million during the first nine months of 2007.

Cash Net Income (Loss), Cash Earnings (Loss) per Diluted Share, EBITDA and EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

"During the third quarter, Edgewater secured 29 new customers, a number well above recent quarters," commented Shirley Singleton, Edgewater's President and Chief Executive Officer. "Customers continue to buy services, but in smaller-sized first-time engagements compared to a year ago. As we stated in our second quarter financial results release and during our conference call, we contemplated third quarter service revenues being flat to down compared to second quarter service revenues, as we were concerned that the rate of new customer acceleration would not be enough to overcome both the softness in our legacy accounts and the traditional effect of third quarter seasonality."

"The current economic landscape makes it difficult to assess whether the new customers secured in the third quarter will continue to spend and if there will be any further pullback in legacy accounts. To deal with these uncertainties in the first half of 2009, Edgewater's management is taking proactive steps to control operating expenses with the intention of entering 2009 as a leaner, tighter organization. We believe the current negativity in the economic sentiment precludes a wait and see approach. As always, we believe the best offense is a solid defense," continued Ms. Singleton.

"Despite these uncertainties, Edgewater is up on a year-over-year basis, primarily from our continued success in the Enterprise Performance Management space ('EPM' - previously referred to as Corporate Performance Management), securing traction in the healthcare space, as well as in emerging offerings such as data services, web analytics and internet commerce. The Company is well capitalized, has virtually no debt and continues to generate strong cash flow.

"We intend to continue controlled investment in promising growth areas, while at the same time, we will proactively monitor and manage our operating expenses. This approach will enable the Company to capitalize on market opportunities related to our emerging offerings, while at the same time position the Company to quickly respond to economic changes occurring in our marketplace. With two less bill days and a challenging business climate, we anticipate that revenue for the fourth quarter will be flat to down compared to the third quarter," Ms. Singleton concluded.

We have repurchased $4.8 million of our own common stock under a $5.0 million stock repurchase program (the "Repurchase Program"). The Repurchase Program was approved by our board in December of 2007. Recently, our board has authorized an additional $3.5 million for repurchases, which gives us aggregate capacity to repurchase up to $3.7 million of our common stock through open market or privately negotiated purchases through September of 2009. The timing and amount of future stock repurchases will be based upon market conditions, securities law considerations and other factors.

Third Quarter Conference Call Details

Edgewater will host a conference call on Wednesday, October 29, 2008 at 10:00 a.m. (ET) to discuss third quarter 2008 financial results. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or you can dial 888-680-0890 (pass code 12783921). Investors are advised to dial into the call at least ten minutes prior to the call to register. Participants may pre-register for the call at www.theconferencingservice.com/prereg/key.process?key=PKY4M6VUR. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

A replay of the call can be accessed via Edgewater's website at www.edgewater.com - Investor Relations section or by dialing 888-286-8010 (pass code 68472852) from 12:00 p.m. (ET) Wednesday, October 29 through 11:59 p.m. (ET) Wednesday, November 12.

About Edgewater Technology, Inc.

Edgewater Technology, Inc. (Nasdaq:EDGW) is an innovative technology management consulting firm providing a synergistic blend of premium information technology ("IT") services primarily in the North American market. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Selected Financial Data:

                     EDGEWATER TECHNOLOGY, INC.
                Consolidated Statements of Operations
              (In thousands, except per share amounts)
                             (Unaudited)

                                Three Months Ended   Nine Months Ended
                                ------------------  ------------------
                                Sept 30,  Sept 30,  Sept 30,  Sept 30,
                                  2008      2007      2008      2007
                                --------  --------  --------  --------
 Revenue:
  Service revenue               $ 17,039  $ 15,652  $ 53,134  $ 47,244
  Software                           122        18       824     1,849
  Reimbursable expenses            1,184       682     3,461     2,109
                                --------  --------  --------  --------
   Total revenue                  18,345    16,352    57,419    51,202

 Cost of revenue:
  Project and personnel costs*     9,613     8,724    30,797    26,264
  Software costs                      81        10       643     1,559
  Reimbursable expenses            1,184       682     3,461     2,109
                                --------  --------  --------  --------
   Total cost of revenue          10,878     9,416    34,901    29,932
                                --------  --------  --------  --------
   Gross profit                    7,467     6,936    22,518    21,270

  Selling, general and
   administrative*                 5,925     5,203    18,429    15,991
  Depreciation and amortization      853       599     2,934     1,734
  Impairment of goodwill and
   intangible assets                  --        --    24,740        --
                                --------  --------  --------  --------
   Operating income (loss)           689     1,134   (23,585)    3,545

 Interest income and other, net       97       428       413     1,236
                                --------  --------  --------  --------
 Income (loss) before income
  taxes                              786     1,562   (23,172)    4,781

 Income tax (benefit) provision       (2)      465    (4,073)    1,801
                                --------  --------  --------  --------
   Net income (loss)            $    788  $  1,097  $(19,099) $  2,980
                                ========  ========  ========  ========

 BASIC EARNINGS (LOSS) PER SHARE:
  Basic earnings (loss) per
   share                        $   0.06  $   0.09  $  (1.46) $   0.26
                                ========  ========  ========  ========
  Weighted Average Shares
   Outstanding - Basic            13,035    11,822    13,105    11,614
                                ========  ========  ========  ========

 DILUTED EARNINGS (LOSS) PER
  SHARE:
  Diluted earnings (loss) per
   share                        $   0.06  $   0.08  $  (1.46) $   0.23
                                ========  ========  ========  ========
  Weighted Average Shares
   Outstanding - Diluted          13,177    13,134    13,105    13,172
                                ========  ========  ========  ========

 * - Amount of stock-based
      compensation expense
      included in each of the
      respective expense
      categories reported above:
       Cost of revenue - Project
        and personnel costs     $     65  $     95  $    304  $    297
       Selling, general and
        administrative Expenses      234       266       908       694
                                --------  --------  --------  --------
         Total                  $    299  $    361  $  1,212  $    991
                                ========  ========  ========  ========

Non-GAAP Financial Measures.

Edgewater views Cash Net Income (Loss), Cash Earnings (Loss) per Diluted Share, EBITDA and EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe EBITDA-based measures are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing premium IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly or in part, period-to-period changes in our core operating results. We believe that EBITDA-based metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general and from period to period.

We believe the presentations of Cash Net Income (Loss) and Cash Earnings (Loss) per Diluted Share serve a similar purpose. Edgewater's management believes that cash performance is a significant driver of long-term share value and is used by investors to gauge our performance versus performance that is reported with this measure by certain of our peer companies. This measure in particular assists readers in further understanding our results of operations and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our premium IT services business.

As noted in the footnotes below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

                     EDGEWATER TECHNOLOGY, INC.
            Reconciliation of Non-GAAP Financial Measures
              (In thousands, except per share amounts)
                             (Unaudited)

                                Three Months Ended   Nine Months Ended
                                ------------------  ------------------
                                Sept 30,  Sept 30,  Sept 30,  Sept 30,
                                  2008      2007      2008      2007
                                --------  --------  --------  --------

 Reconciliation of GAAP Net Income (Loss) to Cash Net Income (Loss)
 and Cash Earnings (Loss) Per Diluted Share (Non-GAAP):

 Reported GAAP Net Income
  (Loss)                        $    788  $  1,097  $(19,099) $  2,980
 Add: Amortization of
  Intangibles                        600       324     2,142       950
 Add: Stock-based Compensation       299       361     1,212       991

 Less: Related Tax Effect             (4)     (204)     (593)     (731)
                                --------  --------  --------  --------
 Cash Net Income (Loss)         $  1,683  $  1,578  $(16,338) $  4,190
                                ========  ========  ========  ========
 Cash Earnings (Loss) Per
  Diluted Share(1)              $   0.13  $   0.12  $  (1.25) $   0.32
                                ========  ========  ========  ========

 Reconciliation of GAAP Net Income (Loss), EBITDA and EBITDA Per
 Diluted Share (Non-GAAP):

 Reported GAAP Net Income
  (Loss)                        $    788  $  1,097  $(19,099) $  2,980
 Add: Income Tax Provision            (2)      465    (4,073)    1,801
 Add: Deprecation and
  Amortization Expense               853       599     2,934     1,734
 Less: Interest Income and
  Other, Net                         (97)     (428)     (413)   (1,236)
                                --------  --------  --------  --------
 EBITDA(2)                      $  1,542  $  1,733  $(20,651) $  5,279
                                ========  ========  ========  ========
 EBITDA per Diluted Share(2)    $   0.12  $   0.13  $  (1.58) $   0.40
                                ========  ========  ========  ========

 (1) - Cash Earnings (Loss) per Diluted Share is a Non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, GAAP Diluted
 Earnings (Loss) per Share. Cash Earnings (Loss) per Diluted Share
 measures presented may not be comparable to similarly titled measures presented by other companies. Cash Earnings (Loss) per Diluted Share is defined as Net Income (Loss), plus Amortization of Intangibles and
 Stock-based Compensation, less related stock effect, divided by shares used in computing Diluted Net Income (Loss) per share.

 (2) - EBITDA and EBITDA per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP
 Operating Income (Loss), GAAP Net Income (Loss) and Diluted Net Income
 (Loss) per Share. EBITDA and EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies.

                     EDGEWATER TECHNOLOGY, INC.
           Summary Consolidated Balance Sheet Information
                           (In thousands)

                                                 Sept 30,     Dec 31,
                                                   2008        2007
                                                (Unaudited)  (Audited)
                                                ----------  ----------
 Assets
 Cash and marketable securities                 $   20,789  $   22,775
 Accounts receivable, net                           16,020      15,791
 Deferred taxes, current                             2,240       2,240
 Prepaid expenses and other assets, current            844         893
                                                ----------  ----------
  Total current assets                              39,893      41,699
 Fixed assets, net                                   4,234       4,749
 Deferred taxes, net                                24,483      20,015
 Goodwill and intangible assets, net                28,029      53,715
 Other assets                                           41          48
                                                ----------  ----------
  Total Assets                                  $   96,680  $  120,226
                                                ==========  ==========

 Liabilities and Stockholders' Equity
 Accounts payable and accrued liabilities       $    3,292  $    4,194
 Accrued payroll and related liabilities             4,909       6,749
 Deferred revenue and other liabilities                772         920
 Capital lease obligations, current                    212         202
                                                ----------  ----------
  Total current liabilities                          9,185      12,065
 Capital lease obligations                             475         635
                                                ----------  ----------
  Total liabilities                                  9,660      12,700
 Stockholders' Equity                               87,020     107,526
                                                ----------  ----------
  Total Liabilities and Stockholders' Equity    $   96,680  $  120,226
                                                ==========  ==========

 Shares Outstanding                                 12,730      13,297
                                                ==========  ==========

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our fourth quarter 2008 revenue and business outlook, operating expense control initiatives, market trends and potential future stock repurchases.

The forward-looking statements in this press release and referred to elsewhere are related to future events, revenue or our strategies or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "quality," "growth," "leader," "could," "expect," "intend," "plan," "planned" "expand," "focus," "build," "through," "strategy," "expiration," "provide," "offer," "maximize," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments, which are believed to be reasonable as of the date of this press release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers, including large legacy customer engagements and the failure to generate new service revenue faster than revenue associated with completed engagements and legacy customer arrangements; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Enterprise Performance Management ("EPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Business Overview;" (7) failure of our sales pipeline to be converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carryforward under applicable tax laws; and/or (12) the failure of the marketplace to embrace EPM or BI services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2007 Annual Report on Form 10-K filed with the SEC on March 17, 2008. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results.

Use of Non-GAAP Financial Information:

The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with generally accepted accounting principles in the United States. The Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA and EBITDA per Diluted Share to Net Income (Loss) and a reconciliation of Net Income (Loss) to Cash Net Income (Loss) and Cash Earnings (Loss) per Diluted Share are included in the unaudited consolidated statements of operations accompanying to this release.

CONTACT:  Edgewater Technology, Inc.
          Kevin R. Rhodes, Chief Financial Officer
          Timothy R. Oakes, Chief Accounting Officer
          (781) 246-3343
          ir@edgewater.com